MODIS PROFESSIONAL SERVICES, INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                      (as amended effective June 28, 2001)



The following constitute the provisions of the 2001 Employee Stock Purchase Plan of Modis Professional Services, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

2. Definitions.

     (a) "Account" shall mean the funds accumulated with respect to a Participant as a result of authorized payroll deductions for the purpose of purchasing Common Stock under this Plan. The funds allocated to a Participant's Account shall remain the property of the Participant at all times, but may be commingled with the general funds of the Company.

     (b) "Administrator" shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 13.

     (c) "Agent" means the independent agent appointed pursuant to Section 10.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means a committee of the Board appointed by the Board in accordance with Section 12 hereof. Any references to the Board in the Plan shall be construed to include the Committee as well.

     (g) "Common Stock" shall mean the common stock of the Company.

     (h) "Company" shall mean Modis Professional Services, Inc., a Florida corporation.

     (i) "Compensation" shall mean the total cash compensation (before taxes) received by an Employee during an Offering Period from salary or wages. Salary and wages shall include, but not be limited to, overtime pay, bonuses, holiday pay, vacation pay, and short-term disability payments. Salary reduction contributions made by the Employee under any plan maintained by the Company or a Subsidiary pursuant to Code Section 125 or 401(k) shall also be included in Compensation. Compensation shall not include payments under any other form of equity or fringe benefit program, or compensation attributable to the vesting of any restricted stock or exercise of a stock option.

     (j) "Designated Subsidiary" shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

     (k) "Effective Date" shall mean June 1, 2001.

     (l) "Eligible Employee" shall mean any individual who is a common law employee of the Company or any Designated Subsidiary whose customary employment with the Company or Designated Subsidiary is at least twenty
     (20) hours per week and more than five (5) months in any calendar year and who meets the requirements of Section 3. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (m) "Fair Market Value" shall mean, as of any Trading Day, the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange or any other established stock exchange or national market system, including without limitation the Nasdaq National Market, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     (n) "Offering Date" shall mean the first Trading Day of each Offering
     Period.

     (o) "Offering Period" shall mean a three-month, six-month or other period as determined by the Board or Committee; provided, however, that in no event shall the Offering Period extend for a period of longer than 27 months. The first Offering Period shall commence on the Plan's first Offering Date, which shall be as soon as administratively practicable after the Effective Date, and end on the Purchase Date.

     (p) "Option" means a right granted under this Plan to an Eligible Employee to purchase shares of Common Stock of the Company.

     (q) "Participant" means an Eligible Employee who enrolls in the Plan pursuant to Section 4.

     (r) "Plan" shall mean the 2001 Employee Stock Purchase Plan.

     (s) "Purchase Date" means the last Trading Day of each Offering Period.

     (t) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock, or fractional portion thereof (as the case may be), on the Offering Date or on the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board or Committee pursuant to Section 16.

     (u) "Subsidiary" shall mean any subsidiary corporation (other than the Company) in an unbroken chain or corporations beginning with the Company, as described in Code Section 424(f).

     (v) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility. Any Eligible Employee of the Company or a Designated Subsidiary who has completed six (6) months with the Company prior to an Offering Date is eligible to participate in the Plan. Notwithstanding the foregoing, no otherwise Eligible Employee may become a Participant for an Offering Period to the extent that, immediately following the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Enrollment. An Eligible Employee who meets the requirements of Section 3 may become a Participant by enrolling in the Plan on a date prescribed by the Board or Committee prior to an applicable Offering Date, a completed payroll deduction authorization and Plan enrollment form.

5. Participation.

     (a) On the Offering Date, Participants shall be granted an Option for as many shares of Common Stock as the Participant will be able to purchase with the payroll deductions credited to his or her account during that Offering Period; provided, however, that the maximum number of shares of Common Stock that a Participant may purchase during any Offering Period shall in no event exceed 3,000 shares. Subject to Section 3 hereof, an Eligible Employee may authorize payroll deductions at the rate of any whole percentage or in a specified amount of the Eligible Employee's Compensation; in either case, not to exceed 10% of such Compensation. All payroll deductions may be held by the Company and commingled with other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions.

     (b) To the extent necessary to comply with Code Section 423(b)(8) and
     Section 3 hereof, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

     (c) At the termination of each Offering Period, the Company shall automatically re-enroll the Participant in the next Offering Period, and the balance in the Participant's Account shall be used for Option exercises in the next Offering Period, unless the Participant has advised the Company otherwise.

     (d) Subject to the Committee's absolute right to prohibit such increases or decreases, a Participant may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization at any time during an Offering Period.

     6. Exercise of Option.

     (a) Each Employee who is a Participant on the Purchase Date of an Offering Period shall be deemed to have exercised his or her Option on such date and shall be deemed to have purchased from the Company the maximum number of full shares at the applicable Purchase Price which may be purchased with the accumulated payroll deductions in his or her Account. The Committee may determine from time to time whether fractional shares may be purchased. If the purchase of fractional shares is not permitted, any payroll deductions accumulated in a Participant's Account which are not sufficient to purchase a full share shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant. Any other funds left over in a Participant's Account after the Purchase Date shall be returned to the Participant.

     (b) At the time the Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

     (c) If the Board or Committee determines that, on a given Purchase Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board or Committee may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 17 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

7. Withdrawal/Termination of Participation.

     (a) A Participant may withdraw from an Offering, in whole but not in part, at any time prior to the Purchase Date of the Offering Period by delivering to the Company a notice of withdrawal, in which event the Company will refund the entire balance of the Participant's Account to Participant as soon as reasonably practicable thereafter.

     (b) A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8. Shares Reserved for Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 16 hereof, there shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 shares of Common Stock. Shares subject to the Plan shall be authorized but unissued shares, or treasury shares, at the discretion of the Board. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that is terminated unexercised will automatically again become available for issuance under the Plan.

9. Evidence of Stock Ownership. Subject to the terms and conditions of the Plan, promptly following the end of each Offering Period, each Participant shall become the beneficial owner of all shares of Common Stock and any fractional interest in shares purchased on his or her behalf, and the Committee shall establish a book entry account in the name of the Participant to reflect the share(s) of Common Stock so purchased. The Committee may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate, including, without limitation, registering shares in street name by an Agent selected by the Committee. Notwithstanding anything contained herein to the contrary, a Participant may request at any time to receive certificates for any or all of his or her shares then being held by an Agent. In addition, if shares are held by an Agent, within the thirty (30) day period following the Participant's termination of employment with the Company or with a Designated Subsidiary, as applicable, the Committee may direct the Agent to deliver certificates evidencing share ownership to the Participant in the name of the Participant or, if elected by the Participant on his or her enrollment form, in the name of the Participant and his or her spouse.

10. Appointment of Agent. The Committee may appoint an independent bank, trust company, brokerage firm, or other financial institution to administer the Plan (including but not limited to the establishment of such procedures as reasonably may be necessary to accomplish such administration in a manner consistent with the purposes of the Plan), keep the records of the Plan reflecting the interests of Participants, hold shares of Common Stock acquired under the Plan on behalf of Participants, and generally act as the agent of Participants in the manner and to the extent provided in the Plan.

11. Termination of Employment. Upon termination of employment or loss of eligibility to participate in the Plan for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a Participant shall be paid to the Participant or his or her estate.

12. Rights as Shareholder. No Participant shall have any right as a shareholder with respect to any shares of Common Stock until the shares have been purchased and the Participant becomes the holder of record of shares of Common Stock pursuant to Section 9 of the Plan. Except as otherwise provided under the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the beneficial owner of such shares, except as the Board may determine in its sole discretion.

13. Administration. The Board shall appoint a Committee consisting of at least two members who will service for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee shall be vested with full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. Every finding, decision and determination made by either the Board or Committee shall, to the full extent permitted by law, be final and binding upon all parties. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder. As permitted by law, the Committee may delegate its authorities as identified hereunder.

14. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 7 hereof.

15. Reports. Statements of each Participant's Account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

16. Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which a Participant is entitled to purchase.

17. Amendment or Termination.

     (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 16 and this Section 17 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; and

          (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

18. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued with respect to an Option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an option, the Company may require the Participant exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

20. Designation of Beneficiary. A Participant may file with the Company a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, under the Plan in the event of such Participant's death prior to delivery of such shares or cash to such Participant. In the event of the death of a Participant who has not filed a designation of beneficiary with the Company, (a) the Company will deliver such shares of Common Stock and cash to the executor or administrator of the estate of the Participant, or (b) if to the Company's knowledge no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, to such other person as the Company may designate.

21. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and it shall not be deemed to interfere in any way with the Company or Subsidiary's right to terminate, or otherwise modify, an Employee's employment at any time.

22. Governing Law. The Plan shall be construed and administered in accordance with the laws of the State of Florida.

23. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company.

24. Term of Plan. The Plan shall become effective on the date determined by the Board, subject to approval by the Company's shareholders. It shall continue in effect until the earliest to occur of: (a) the date the Plan is terminated pursuant to Section 17, or (b) ten years from the effective date of the Plan.